UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

Firefly Aerospace Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42789	81-5194980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Arrow Point Drive, #109
Cedar Park, Texas	78613
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 893-5570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On August 26, 2025, Firefly Aerospace Inc. (the “Company”) issued the following statement on its website:

Alpha FLTA006 Update

Firefly Aerospace has received Federal Aviation Administration (FAA) clearance to resume Alpha rocket launches following the Flight 6 mishap on April 29, 2025.

The company conducted a thorough investigation with the FAA and in parallel assembled an Independent Review Board of multiple government agencies, customers, and industry experts. The findings confirmed Firefly’s flight safety system performed nominally through all phases of flight. Both Alpha stages landed safely in the Pacific Ocean, and the launch posed no risk to public safety.

Alpha Flight 6 lifted off and ascended nominally through stage separation. Alpha’s first stage then experienced a rupture milliseconds after stage separation. The pressure wave hit Alpha’s second stage, leading to the loss of the engine’s nozzle extension and substantially reducing stage two thrust. The second stage was able to recover attitude control and continued to ascend to an altitude of 320 km until running out of propellant. The vehicle was three seconds short of achieving orbital velocity and five seconds short of the target payload deployment orbit.

The ground-based video, onboard telemetry, post-flight empirical testing and Computational Fluid Dynamics analysis corroborated excessive heat from Plume Induced Flow Separation as the most probable root cause of the mishap. Alpha Flight 6 flew a higher angle of attack than prior missions. Plume-induced flow separation intensified heat on the leeward side reducing structural margins, causing the booster to rupture from stage separation induced loads.

Fortunately, the corrective actions are straight forward: increase thermal protection system thickness on Stage 1 and reduce angle of attack during key phases of the flight. Corrective actions have already been implemented.

“At Firefly, technical challenges aren’t roadblocks — they’re catalysts,” said Jordi Paredes Garcia, Alpha Chief Engineer at Firefly Aerospace. “Each mission provides us with more data and enables us to continuously improve. Following all the lessons learned and corrective actions implemented, we were able to further increase Alpha’s reliability. We are grateful to the FAA, our customers and the independent review board for their continued support through this process.”

With FAA approval to return to flight and corrective actions implemented, Firefly is now working to determine the next available launch window for Alpha Flight 7.

Forward-Looking Statements

This communication contains forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “expects,” “plans,” “anticipates,” “could,” “would,” “intends,” “believes,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements are based on management’s current expectations, assumptions, and beliefs concerning future developments, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. Therefore, we cannot assure you that the events reflected in the forward-looking statements will occur, and actual events could differ materially from those described in the forward-looking statements. Any forward-looking statement speaks only as of the date as of which such statement is made, and except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREFLY AEROSPACE INC.

Date: August 26, 2025	By:	/s/ Jason Kim
Jason Kim
Chief Executive Officer